As filed with the Securities and Exchange Commission on September 12, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELITE TALENT CONSULTING CORP.

(Name of registrant in its charter)

Delaware	6770	68-0679617
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9 Division Street, Apt. 201

New York, NY 10002

(646) 386-2351

 (Address and telephone number of principal executive offices and principal place of business)

Xie Le Shan, Chief Executive Officer

9 Division Street, Apt. 201

New York, NY 10002

(646) 386-2351

 (Name, address and telephone number of agent for service)

Copies to:

David N. Feldman, Esq.

Richardson & Patel LLP

750 Third Avenue, 9th Floor

New York, NY 10017

Telephone Number: (212) 869-7000

Facsimile Number: (917) 591-6898

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $.0001 par value (2)	504,250	$3.00	$1,512,750	(3)	$175.63
Total	504,250	$3.00	$1,512,750	(3)	$175.63

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	These are outstanding shares of common stock that may be offered for sale by selling stockholders pursuant to this registration statement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Our common stock is not traded on any national securities exchange or quoted by any over-the-counter bulletin board.  The offering price was determined by the price shares were sold to the selling stockholders in a private placement transaction.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2011

ELITE TALENT CONSULTING CORP.

504,250 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 504,250 shares of our common stock.  The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.  The selling stockholders may be deemed underwriters of the shares of common stock that they are offering.  We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock is not currently listed on any national securities exchange or quoted by any over-the-counter bulletin board.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2011.

The information in this prospectus is not complete and may be changed.  This prospectus is included in the Registration Statement that was filed by Elite Talent Consulting Corp. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

You should rely only on the information contained in this prospectus.  We have not, and the underwriter has not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. W e are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.  Our business, financial conditions, results of operations, and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities, or any matter discussed in this prospectus, other than the information and representations contained in this prospectus.  If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.  The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties.  Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans, and (e) our anticipated needs for working capital.  They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” or the negative of these words or other variations on these words or comparable terminology.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally.  In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate.  They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties.  Consequently, no forward-looking statement can be guaranteed.  Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.  You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

The Company

We were formed in Delaware in 2009.  We provide strategic management and marketing consulting services to small to medium-sized enterprises in the Pearl River Delta region in China.  In September 2011, we changed our name from China Transportation Acquisition Corp. to Elite Talent Consulting Corp. to better reflect our business.

The Offering

We are registering 504,250 shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled “Selling Stockholders.”  Information regarding our common stock is included in the section of this prospectus entitled “Description of Securities.”

General Information

Our principal executive offices are located at 9 Division Street, Apt. 201, New York, New York, and our telephone number is (646) 386-2351.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this prospectus.  The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history.

We have a limited operating history and limited revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and sustain business operations or consummate a business combination.  We have no assets or significant financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until consummating a merger or other business combination with a private company. This may result in our incurring a net operating loss that will increase unless we sustain profitable operations or consummate a business combination with a profitable business. We cannot assure you that we can consummate a business combination, or that our operations will be profitable.

There may be conflicts of interest between our management and the non-management stockholders of the Company.

Currently, the principal of our majority stockholder is also our sole officer and director.  If shares of our common stock are held or controlled by management, conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company.  A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders.  For example, we have not received payment for the shares of common stock issued to our majority stockholder, and there are no assurances that we will ever receive payment.  The non-payment of the shares constitutes a breach of the purchase agreement pursuant to which the shares were issued.  It is unlikely that we will seek to enforce the terms of the purchase agreement given that our sole officer and director is a principal of our majority stockholder.  As a result of the non-payment for the issued shares, the Company had no working capital prior to beginning our consulting business and relied on third party advances to cover the expenses incurred related to our formation, the filing of a registration statement on Form 10 and all amendments thereto, and other reporting obligations pursuant to the Exchange Act.

We are likely to incur losses.

We have incurred a loss since inception of $36,850, and there can be no assurances that we will ever be profitable.

We face a number of risks associated with potential acquisitions, including the possibility that we may incur substantial debt that could adversely affect our financial condition.

Although we recently changed our business purpose and have begun operations, we may complete a merger or other business combination with an operating business.  Such combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products, and personnel of the acquired companies and insufficient revenues to offset increased expenses associated with acquisitions.  Failure to manage and successfully integrate acquisitions we make could harm our business, our strategy, and our operating results in a material way.  Additionally, completing a business combination is likely to increase our expenses, and it is possible that we may incur substantial debt in order to complete a business combination, which could adversely affect our financial condition.  Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes.  Any indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities that could reduce the likelihood of consummating a successful business combination.  We are and may continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise, and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are no longer a blank check company, but there are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

We are an operating company as of September 2011.  While we are no longer a blank check company, because of our limited operations and as we seek additional operational opportunities or pursue acquisitions or  merger, we will likely be competing with blank check companies and shell companies.  There are relatively low barriers to becoming a blank check company or shell company.  A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the reporting requirements of the SEC by filing and seeking effectiveness of a Form 10 with the SEC, thereby registering its common stock pursuant to Section 12(g) of the Exchange Act with the SEC.  The registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC, even if outstanding comments from the SEC remain.  The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

Future success with a business combination is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company.  The success of any business combination will depend to a great extent on the operations, financial condition, and management of the identified business opportunity.  While management may seek business combination(s) with entities having established operating histories, we cannot provide any assurance that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Management devotes a limited amount of time to our affairs, which may adversely impact our ability to successfully begin operations or identify a suitable acquisition candidate.

While conducting consulting operations, management devotes very limited time to the business and intends to devote limited time while seeking a business combination.  Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to begin successful operations or identify and consummate a successful business combination.

There can be no assurance that the Company will successfully build its consulting business or consummate a business combination.

We can give no assurances that we will successfully conclude a business combination.  The Company has begun a consulting business and may seek a target company not limited to any location or industry.  We cannot guarantee that we will be successful in our consulting operations or negotiate a business combination with an entity on favorable terms.  We have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity.  Although our management will endeavor to evaluate the risks inherent in a new business or a particular target business, we cannot assure that we will properly ascertain or assess all significant risk factors.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

The Company has no revenue to date and likely will have limited revenues for the foreseeable future, and the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports that will require that the Company engage legal, accounting, and auditing services.  The engagement of such services can be costly, and the Company is likely to incur losses that may adversely affect the Company’s ability to continue as a going concern.  Additionally, the Sarbanes-Oxley Act of 2002 requires that the Company establish and maintain adequate internal controls and procedures over financial reporting.  The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management devotes to the Company may make it difficult for the Company to continue to maintain adequate internal controls over financial reporting.  In the event the Company fails to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude any acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of any acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation that would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we are not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we are not engaged in the business of investing or trading in securities.  If we engage in business combinations or other operations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure any acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  We intend to structure any business combination so as to minimize the U.S. federal and state tax consequences to both us and the target entity; however, we cannot guarantee that any business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to successfully identify a business to merge with or acquire.

The Company has not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to the Company.  Therefore, we have no assurances that market demand exists for the business that we decide to begin or a merger or acquisition.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote, or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we may assist a privately held business to become public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our Common Stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We face intense competition for contracts among providers of consulting services to companies in the Pearl River Delta region of the PRC.

We operate in a global marketplace in which competition among providers of management and marketing consulting services is vigorous, including in our area of focus, which is small to medium-sized enterprises located in the Pearl River Delta region of the PRC. Some of our competitors possess greater financial, marketing, sales resources, and larger geographic scope in certain parts of the world than we do, which, in turn, provides them with additional leverage in the competition for contracts.  Some of our competitors have more significant operations than we do in lower cost countries that can serve as a platform from which to provide services worldwide on terms that may be more favorable.  Increased competition among consulting services firms often results in corresponding pressure on prices.  There can be no assurance that we will succeed in providing competitively priced services at levels of service and quality that will enable us to capture, maintain, and grow our market share.

We will depend on the availability and retention of qualified marketing professionals to grow our consulting business.

Currently, our sole officer is our only employee.  Thus, we rely heavily on our sole officer for our business.  It will be important that we successfully attract and retain highly qualified staff in order to expand our consulting business.  If we are unable to attract and retain qualified and dedicated professionals to ensure that we have staff in sufficient numbers and with the appropriate training and expertise required to serve the needs of our clients, we may have to rely on subcontractors or transfers of staff to fill resulting gaps or lose potential clients.  This may result in lost revenue or increased costs, thereby putting pressure on our earnings.

We face a client concentration risk.

We derive all of our revenue from the services we provide to one client, and we expect that this will continue for the foreseeable future.  In the event that our sole client were to limit, reduce, or eliminate the services we provide to them, we might be unable to recover the lost revenue with work from new clients, and our business, prospects, financial condition, and operating results could be materially and adversely affected.

Our sole client could terminate our services before the agreed upon expiration date.

By providing 30 days’ prior written notice, our sole client could elect to terminate the contract before its agreed expiration date, which would result in a reduction of our earnings and cash flow and may impact the value of our backlog.  In a case of early termination, we may not be able to recover capitalized contract costs, and we may not be able to eliminate ongoing costs incurred to support the contract.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in economic and political policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

All of our business operations are currently conducted in China, under the jurisdiction of the Chinese government.  Accordingly, our results of operations, financial condition, and prospects are subject to a significant degree to economic, political, and legal developments in China.  China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate and control of foreign exchange, and allocation of resources.  While the Chinese economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China.  The Chinese government has implemented various measures to encourage economic development and guide the allocation of resources.  Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  Since early 2004, the Chinese government has implemented certain measures to control the pace of economic growth.  Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

We foresee that any assets acquired in the future will be located overseas, and stockholders may not receive distributions that they would otherwise be entitled to if we were declared bankrupt or insolvent.

We currently have no assets, but if we do acquire assets in the future, we foresee that they will be in China.  In that case, they may be outside of the jurisdiction of U.S. courts to administer if we are the subject of an insolvency or bankruptcy proceeding.  As a result, if we declared bankruptcy or insolvency, our stockholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the U.S., under U.S. bankruptcy laws.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we conduct our operations in China and our sole officer and director resides outside the United States.

Although we are incorporated in Delaware, our business operations are conducted in China.  Our sole officer and director resides in China and some or all of his assets are located outside of the United States.  As a result, it may be difficult or impossible for you to bring an action against us or against our sole officer and director in China in the event that you believe that your rights have been infringed under the securities laws or otherwise.  Even if you are successful in bringing an action of this kind, Chinese laws may render you unable to enforce a judgment against our assets or the assets of our sole officer and director.

As a result of all of the above, our stockholders may have more difficulty in protecting their interests through actions against our management, director, or major stockholders than would stockholders of a corporation doing business entirely within the United States.

RISKS RELATED TO OUR STOCKHOLDERS AND OUR SHARES OF COMMON STOCK

Our stockholders may have a minority interest in the Company following any business combination.

If we enter into a business combination with a company with a value in excess of the value of our Company, and issue shares of our common stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination.  The stockholders of the acquired company would therefore be able to control the election of our board of directors and control our Company.

Our common stock is not currently traded or quoted by a bulletin board, and an active public market for our common stock may not develop or be sustained.

Our common stock is not currently traded on any national securities exchange, nor is it quoted by any over-the-counter bulletin board.   We do, however, plan on having our common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”) on or around the time this Form S-1 is declared effective by the SEC.  We cannot predict the extent to which an active public market for our common stock will develop or be sustained.  Our common stock may be “thinly traded” on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or nonexistent.  This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on our stock price.  We cannot provide assurances that a broad or active public trading market for our common stock will develop or be sustained.

If a public market for our common stock develops, we expect to experience volatility in the price of our common stock.  This may result in substantial losses to investors if they are unable to sell their shares at or above their purchase price.

We hope to be approved for quotation by the OTCBB on or around the time this Form S-1 is declared effective by the SEC.  Even if a public market for our common stock develops, we expect the market price of our common stock to fluctuate substantially for the indefinite future due to a number of factors, including general and industry-specific economic conditions and our status as a company with a limited operating history and no revenue to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the shares of a seasoned issuer in the event of negative news or lack of progress.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities.  Whether or not meritorious, litigation brought against us could result in substantial costs, divert management’s attention and resources, and harm our financial condition and results of operations.

It is likely that our common stock will be considered “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

If our common stock is approved for quotation by the OTCBB, it be deemed to be “penny stock” as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth (excluding the net equity in their primary residence) in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.  A broker-dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our common stock by reducing the number of potential investors.  This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.  This could cause our stock price to decline.

We are controlled by our management.

An affiliate of our management currently beneficially owns a majority of our issued and outstanding common stock.  Consequently, management has the ability to influence control of the operations of the Company and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

- Election of our board of directors;

- Removal of directors;

- Amendment to the Company’s certificate of incorporation or bylaws; and

- Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the common stock.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future.  We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company expects to issue more shares in any merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock, par value $0.0001 per share.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Our majority stockholder has the ability to authorize a transaction causing the Company to repurchase its shares of common stock.

The principal of our majority stockholder currently serves as the sole officer and director of the Company and therefore has the ability to authorize a transaction in which the Company sells securities to a third party, in order to provide an interest in the Company to third parties, with the proceeds of such sale(s) being utilized by the Company to repurchase shares of common stock held by our majority stockholder.  As a result of such transaction(s), our management, stockholder(s), and Board of Directors may change.  Such a transaction may not require a stockholder vote.  Currently, a majority of our outstanding common stock is held by an affiliate of our sole officer and director, and to the extent that our majority stockholder retains control of the outstanding shares of the Company, our majority stockholder has the authority to authorize the transaction.  The repurchase price paid for such shares is unknown unless and until such a transaction and its terms have been identified and agreed to.

We may issue preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights, and preferences determined from time to time by the Board of Directors.  Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company.  Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock.  All proceeds from the sale of such securities offered by the selling stockholders under this prospectus will be for the account of the selling stockholders, as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.”  With the exception of any brokerage fees and commissions which are the respective obligations of the selling stockholders, we are responsible for the fees, costs, and expenses of this offering, which includes our legal and accounting fees, printing costs, and filing and other miscellaneous fees and expenses.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

General

Our common stock is not currently listed on any national securities exchange or quoted on any over-the-counter bulletin board.

Holders

As of September 12, 2011, we have 41 holders of our common stock.  The number of record holders was determined from the records of our transfer agent.  Our transfer agent is Corporate Stock Transfer, Inc., located in Denver, Colorado, and their telephone number is (303) 282-4800.

Dividends

We have not declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends to stockholders in the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words.  You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, and state other “forward-looking” information.

We believe it is important to communicate our expectations.  There may, however, be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business,” and elsewhere in this prospectus.

Overview

We were incorporated in the State of Delaware on August 14, 2009 as a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business.  Since inception, we have been engaged in organizational efforts and obtaining initial financing.  We filed a Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) on July 29, 2010, and, since its effectiveness, we have been focused on identifying a possible business combination.  Effective September 2, 2011, we changed our purpose to providing strategic management and marketing consulting services by entering into our first marketing consulting agreement with a client on September 2, 2011.

We are in the development stage and have not earned any revenues from operations to date.  These conditions raise substantial doubt about our ability to continue as a going concern.  We are currently devoting efforts to our consulting business and to locating merger candidates.  Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, add consulting clients, locate and complete a merger with another company, and, ultimately, achieve profitable operations.

Results of Operations

We recently started conducting consulting operations on September 2, 2011.  Prior to that date, we had no business operations.  We generated no revenue from August 14, 2009 (inception) through May 31, 2011.

For the fiscal year ended May 31, 2011, we had a net loss of $27,658 comprised of legal, accounting, audit, and other professional service fees incurred in relation to the preparation and filing of our Registration Statement on Form 10 in July 2010 and the filing of our periodic reports.

For the period from August 14, 2009 (inception) through May 31, 2010, we had a net loss of $9,192 comprised of legal, accounting, audit, and other professional service fees incurred in relation to our formation, the preparation and filing of our Registration Statement on Form 10 in July 2010, and the filing of our periodic reports.

For the cumulative period from August 14, 2009 (inception) through May 31, 2011, we had a net loss of $36,850 comprised of legal, accounting, audit, and other professional service fees incurred in relation to our formation, the preparation and filing of our Registration Statement on Form 10 in July 2010, and the filing of our periodic reports.

Liquidity and Capital Resources

As of May 31, 2011 and 2010, we had no assets.  Our current liabilities, as of May 31, 2011, totaled $36,850 comprised exclusively of other payables.  This compares with current liabilities of $9,192 comprised of other payables, as of May 31, 2010.  We can provide no assurance that we will continue to satisfy our cash requirements for at least the next twelve months.

We have no assets and have generated no revenues since inception.  We depend on the receipt of capital investment or other financing to fund ongoing operations.  In addition, we depend n certain related parties to provide continued funding and capital resources.  If continued funding and capital resources are unavailable at reasonable terms, we may not be able to continue operations.

BUSINESS

Company History

We were formed as a corporation in Delaware in 2009.  In June 2011, we completed a $25,500 offering of common stock.  In September 2011, we changed our name from China Transportation Acquisition Corp. to Elite Talent Consulting Corp. to better reflect the business we intended to begin.  In September 2011, we began operations as a management and marketing consulting service provider to small to medium-sized enterprises (“SMEs”) located in the Pearl River Delta region of the People’s Republic of China (the “PRC” or “China”).

Consulting Services

We provide strategic management and marketing consulting services to local SMEs in the Pearl River Delta region in China.

Client development is conducted by our sole officer.  In the short-term future, we expect to implement a referral program that will provide incentives for existing clients, industry associations, and chambers of commerce to refer business to us.  In the long-term future, we hope to implement a more direct advertising and marketing strategy for client development.

Strategic Management Consulting Services

Our objective for each client is to achieve long-term outstanding performance that can be realized by maintaining a meaningful difference with their competitors.  We believe that strategies are policies above decisions – they are a system of major policies that guide a client to make decisions and take actions and have a material effect on the client whether or not it can realize its objective.  In the strategic management consulting arena, we provide companies with the following specific services:

•

industry and business analysis

•

integrated planning;

•

business planning (branch and subsidiary strategic planning);

•

functions planning; and

•

implementation planning.

The following flow chart describes the process behind providing strategic management consulting services to our clients

Our strategic management consulting services are structured so that our clients achieve the following results:

•

optimization of key company resources, including the focus of senior management towards the sectors that are the most significant to the company;

•

identification and implementation of the company’s developmental objectives;

•

continued development of key aspects of the company and long-lasting profitability; and

•

identification of the company’s core competitive advantages and guidance for the future developmental direction of the company.

Strategic Marketing Consulting Services

We also seek to provide comprehensive strategic marketing management consulting services to SMEs in the Pearl River Delta region in China.  This aspect of our business focuses on attaining the following goals for our clients:

•

optimizing marketing planning and marketing organization;

•

establishing a standard marketing management system; and

•

training and improving a sales team’s marketing ability

Under the direction and expertise of our President, who is an experienced marketing executive, we can design the most suitable solutions and plans for our clients.  To achieve this objective and the above goals for our clients, we provide high quality and customized services in the following specific areas:

•

providing professional marketing services and a comprehensive review and analysis of the existing marketing strategy, marketing portfolio, marketing process, and marketing organization;

•

formulating the most competitive marketing strategy and relevant strategic marketing plan to maximize competitive advantages and optimize commercial operations;

•

designing a market-oriented marketing organization, marketing management process, and management system for salespersons;

•

formulating a strategic marketing planning system and providing systematic tools for effective implementation and control of the marketing strategy;

•

providing consumer value research, which assists clients in quantifying and precisely measuring the value created for consumers; and

•

in comparison with competitors, providing guidance in formulating a suitable and effective marketing strategy.

A prospect and strategy direction is a key component of our proposed marketing services.  A marketing accounting and evaluation is a precondition to formulating a prospect and strategy direction for companies, and is also the basis to implementing an effective strategic marketing plan. In terms of logic and systematization, we divide the planning for a prospect and strategic direction into the following 6 phases:

1.

research the market and the client;

2.

determine the client’s market segmentation;

3.

target customers that will yield maximum value and returns for the client;

4.

determine the best market competitive position and value position;

5.

formulate a marketing strategy to support the client’s market position and value position; and

6.

create a marketing implementation plan.

Industry

SMEs have become a basic force in the Chinese economic growth during the past ten years since China became a member of the World Trade Organization.  According to the China Association of Small and Medium Enterprises, as of late 2009, there were approximately 10,230,000 SMEs registered with the China Industry and Commerce Department.  According to the Guangdong Provincial Bureau of Small and Medium Enterprises, approximately 813,400 of those SMEs, or 7.24% of all Chinese SMEs, were located in Guangdong Province.  The same source said that from January to March 2010, there were over 4.2 million SMEs registered in the Guangdong Province, which was an 8.5% increase from the same period in 2009.  In order to support the development of Guangdong’s SMEs, the Guangdong government has established policies favorable to these SMEs.  For instance, from 2009 to 2012, the government set up a 180 million RMB Special Fund for Guangdong SMEs towards various areas such as technological innovation and transformation, financing and guarantee subsidies, and service system establishment.

We believe China has a significant number of management consulting companies, concentrating most of their services in the Pearl River Delta, Yangtze River Delta, and Bohai Bay Rim area.  Many of these competitors are larger in size than our company.  As the management consulting industry, however, is still in its infant stages in China, we believe there is room for other consulting businesses to achieve a viable competitive position to meet the needs and demands of the large number of SMEs in China that are mostly concentrated in the Pearl River Delta according to the Xinhua News Agency in its report dated May 14, 2010.

The economy in the Pearl River Delta has changed rapidly since China became a member of the World Trade Organization.  That area has seen great economic development and continues to experience steady development.  SMEs in the Pearl River Delta area face competition from Hong Kong, Macao, Taiwan, and other overseas Chinese merchants and foreign enterprises, and many SMEs face difficulty in adapting to the new environment.  Thus, management believes there is a need for management consulting services in this area.

Competition

We encounter intense competition from other companies having a business objective similar to ours.  Many of these competitors possess greater financial, marketing, technical, personnel, and other resources than we do, and many of these competitors have been in business longer than us.

Also, foreign consulting institutions occasionally enter the Chinese market.  One explanation for this may be that the domestic consulting industry is in its infant stages in China compared to its equivalent in other countries.  Our management is aware that a number of major foreign management consulting firms have opened offices in China, which we believe adds to the competitive landscape.  Thus, as more foreign companies enter our market, we expect our domestic competition to be more intense.

On the other hand, as there is a large number of SMEs in China, we hope to attain a competitive position especially in the Pearl River Delta.

Customers

We have one client, and thus are dependent on that client for our business.  We are, however, working on signing several new clients soon.  We expect to sign new clients within the next few months as our targeted potential clients have a close personal relationship with our current client.

Government Regulations

Business Tax

According to the Provisional Regulations of the PRC Concerning Business Tax promulgated by the State Council on December 13, 1993 and effective on January 1, 1994, which was revised by the State Council on November 10, 2008 and enforced from January 1, 2009, businesses that provide services, assign intangible assets, or sell immovable property are liable to a business tax at a rate ranging from 3 to 5% of the charges of the services provided, intangible assets assigned, or immovable property sold, as the case may be.  We are subject to a business tax rate of 5%., and we pass this expense on to our clients

Enterprise Income Tax

We are a U.S. income taxpayer and pay income taxes in the U.S.  Provisions of the China Enterprise Income Tax laws, however, require us to pay withholding tax in China as we provide services in China.  We are subject to a 10% enterprise income tax rate, and we pass this expense on to our clients.

Foreign Exchange Controls

Major reforms have been introduced to the foreign exchange control system of the PRC since 1993.

On December 28, 1993, the People’s Bank of China (“PBOC”), with the authorization of the State Council, issued the Notice on Further Reform of the Foreign Exchange Control System, which came into effect on January 1, 1994.  Other new regulations and implementation measures include the Regulations on the Foreign Exchange Settlement, Sale and Payments, which were promulgated on June 20, 1996 and took effect on July 1, 1996 and that contain detailed provisions regulating the settlement, sale, and payment of foreign exchange by enterprises, individuals, foreign organizations, and visitors in the PRC and the regulations of the PRC on Foreign Exchange Control, which were promulgated on January 1, 1996 and took effect on April 1, 1996 and that contain detailed provisions in relation to foreign exchange control.

Foreign exchange earnings of all PRC enterprises, other than foreign investment enterprises (“FIE”), that are allowed to retain a part of their regular foreign exchange earnings or specifically exempted under the relevant regulations, are to be sold to designated banks.  Foreign exchange earnings obtained from borrowings from foreign institutions or issues of shares or bonds denominated in foreign currency need not be sold to designated banks, but must be kept in foreign exchange bank accounts of designated banks unless specifically approved otherwise.

At present, control of the purchase of foreign exchange is relaxed.  Enterprises within the PRC that require foreign exchange for their ordinary trading and non-trading activities, import activities, and repayment of foreign debts may purchase foreign exchange from designated banks if the application is supported by relevant documents.  Furthermore, FIEs may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated banks.  Should such foreign exchange be insufficient, enterprises may purchase foreign exchange from designated banks upon the presentation of resolutions of the directors on the profit distribution plan of the particular enterprise.

Potential Acquisitions or Business Combinations

In furtherance of our strategy, we may continue to seek to acquire, or consummate a business combination with, an operating business that has an established operating history.  We have no arrangement, agreement, or understanding with respect to acquiring, or engaging in a business combination with, any other entity.  Even if we acquire another entity or consummate a business combination with another entity, we plan to continue our consulting business after such a transaction.

Employees

Our sole officer is our sole employee, and he is not a full-time employee.

DESCRIPTION OF PROPERTY

We neither rent nor own any properties.  We utilize the office space and equipment of our management at no charge.  The office space is approximately 1,000 square feet, and we believe this space is adequate for our current needs.  We have no policy with respect to investments or interests in real estate, real estate mortgages, or securities of, or interests in, persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business.  Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition, or operating results.

MANAGEMENT

The name of our sole director and executive officer and his age, title, and biography are set forth below:

Name	Age	Position
Xie Le Shan	42	President, Secretary, and Director

Xie Le Shan, our President, Secretary, and Director since inception (August 14, 2009), has held various positions with Beijing YaZhu Real Estate Development Corporation since June 2004.  From June 2004 to May 2006, Mr. Xie served as its marketing manager engaged in real estate project marketing planning and sales management work.  From June 2006 to May 2007, he served as its senior marketing manager and independently engaged in the auspices of real estate sales and management.  Since June 2007, Mr. Xie has served as the head of its marketing department and is engaged in large-scale residential projects and commercial real estate planning work.  Beijing YaZhu Real Estate Development Corporation engages in the development of residential and commercial properties in Northern China.  Mr. Xie received his bachelor’s degree in Physics from Jinan University and received his master’s degree in Finance from Sun Yat-sen University.  His experience and background were significant factors in his previously being nominated as a director of the Company.

We do not have a policy regarding diversity of our Board members.

Director Independence

Our sole director is Xie Le Shan.  Mr. Xie is not an independent director as defined by NASDAQ Rule 5605(a)(2)(A) as he is also our sole executive officer.

Compensation Committee Interlocks and Insider Participation

Our Board does not have a compensation committee.  The Board had no deliberations concerning executive officer compensation during the last completed fiscal year as our sole officer does not receive compensation for his services to the Company.

No interlocking relationship exists between our Board and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended May 31, 2011 and 2010 by (i) our President (principal executive officer), (ii) our principal financial officer, (iii) the three most highly compensated executive officers other than our PEO and PFO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ( $)	Total ($)
Xie Le Shan,	2011	$—	$—	$—	$—	$—	$—	$—	$—
President, Secretary, and Director	2010	$—	$—	$—	$—	$—	$—	$—	$—

Compensation Discussion

Our sole officer and director has not received any cash or other compensation since inception.  He will not receive any compensation until the consummation of an acquisition.  Our sole officer and director intends to devote very limited time to our affairs.

No retirement, pension, profit sharing, stock option, insurance programs, or other similar programs have been adopted by the Company for the benefit of our employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

We do not have a standing compensation committee or a committee performing similar functions since the Board of Directors has determined not to compensate the officers and directors until such time that we complete a reverse merger or business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 24, 2009, we offered and sold 1,000,000 shares of common stock to Elite Talent Limited, an entity formed in the Cayman Islands, for an aggregate purchase price of $25,000.  We have not received payment for these shares, which constitutes a breach of the purchase agreement.  There are no assurances that we will ever receive payment for these shares.

The shares owned by Elite Talent Limited represent approximately 99.16% of the issued and outstanding shares of our capital stock.  Mr. Xie, our sole officer and director since inception, is also a principal of Elite Talent Limited and may be deemed to beneficially own the shares held of record by Elite Talent Limited.

Certain fees and expenses related to our formation and the filing of our registration statement on Form 10 were advanced to the Company by Guangdong Wealth and Guangdong SME.  Guangdong Wealth and Guangdong SME seek to assist small and medium sized businesses in China going public in the United States.  Guangdong SME and Guangdong Wealth may each be deemed promoters of several blank check companies as they have advanced funds on behalf of each of those entities for the payment of certain fees and expenses related to the filing of the companies’ registration statements on Form 10 and required Exchange Act filings.  To our knowledge, Guangdong SME is an organization that was initiated and set up by 19 member businesses based in China in order to assist and provide financial support to its member companies going public in the United States.  The Chairman of Guangdong SME is Xiao Fu, who was elected by the 19 member businesses of Guangdong SME.  Funds advanced by Guangdong SME on behalf of each of the shell companies are authorized by the Chairman of Guangdong SME.  Guangdong Wealth is a member corporation of Guangdong SME and was formed by four of Guangdong SME’s members.

On November 30, 2010, we verbally agreed to repay Guangdong Wealth and Guangdong SME fees and expenses that they advanced on behalf of the Company, which totals $40,820 as of August 31, 2011.  We do not, however, have a written agreement for this repayment and have not yet repaid these amounts.  As a result, Guangdong Wealth and Guangdong SME each may be deemed to be a promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 12, 2011 by (i) each person who is known by us to beneficially own more than 5% of our common stock; (ii) each of our named executive officers and directors; and (iii) all of our officers and directors as a group.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  The percentages below are based upon 1,008,500 shares of common stock issued and outstanding as of September 12, 2011.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class

Elite Talent Limited Room 2202, China Mayors Plaza 189 Tian He Bei Road GuangZhou, PRC	1,000,000		99.16%
Xie Le Shan (1) Room 807, 439#, CheBei Road Tian He District GuangZhou, PRC	1,000,000	(2)	99.16%
All Directors and Officers as a Group (1 individual)	1,000,000		99.16%

(1) Xie Le Shan serves as our sole officer and director.

(2) Includes 1,000,000 shares of Common Stock owned of record by Elite Talent Limited.  Mr. Xie, as the sole principal of Elite Talent Limited, may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

DESCRIPTION OF SECURITIES

We are authorized by our Certificate of Incorporation to issue an aggregate 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock and 10,000,000 are shares of preferred stock.  As of September 12, 2011, 1,008,500 shares of Common Stock and no shares of preferred stock are issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes.  The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.  All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available.   In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights, and preferences determined from time to time by our Board of Directors.  Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the common stock.  In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company.  Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we must indemnify our officers, directors, and certain others to the fullest extent permitted by the General Corporation Law of Delaware (“DGCL”).  Section 145 of the DGCL provides that we, as a Delaware corporation, are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the Company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates personal liability of our directors to the Company or our stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in Section 102(b) (7) of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder named below and any of their pledgees, assignees, and successors-in-interest (each a “Selling Stockholder” and collectively the “Selling Stockholders”) may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

·	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·	a combination of any such methods of sale; or

·	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which all of the registrable shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering, and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Beneficial Ownership Prior to this Offering (1)			Beneficial Ownership After this Offering (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby	Number of Shares	Percent of Class
Elite Talent Limited (3)	1,000,000	99.16%	495,750	504,250	50%
Wan Jihua	1,500	*	1,500	0	*
Chen Yan	1,200	*	1,200	0	*
Chen Chi	1,000	*	1,000	0	*
Xu Ping	800	*	800	0	*
Wen Ruofan	500	*	500	0	*
Zhou Qian	100	*	100	0	*
Ding Longjun	100	*	100	0	*
Xiu Yi	100	*	100	0	*
Zhang Ying	100	*	100	0	*
Huang Shanhua	100	*	100	0	*
Zhu Bangjin	100	*	100	0	*
Huang Boqiang	100	*	100	0	*
Bi Yanfang	100	*	100	0	*
Zhao Wu	100	*	100	0	*
Cai Haoquan	100	*	100	0	*
Wang Zhiqiang	100	*	100	0	*
Feng Xiangkai	100	*	100	0	*
Li Liping	100	*	100	0	*
Zhou Liyun	100	*	100	0	*
Ou Zhendong	100	*	100	0	*
Kuang Zhiqiang	100	*	100	0	*
Huang Shaopeng	100	*	100	0	*
Liang Jiazhao	100	*	100	0	*
Tan Yuxiang	100	*	100	0	*
Liao Rudi	100	*	100	0	*
Ke Kaixin	100	*	100	0	*
Zhao Yan	100	*	100	0	*
Su Yongxin	100	*	100	0	*
Lin Jingsheng	100	*	100	0	*
Duan Xiaofeng	100	*	100	0	*
Su Meiyi	100	*	100	0	*
Feng Yongqing	100	*	100	0	*
Li Zheqi	100	*	100	0	*
Luo Chunmei	100	*	100	0	*
Tan Yongqiang	100	*	100	0	*
Yang Xiaoming	100	*	100	0	*
Ye Minxia	100	*	100	0	*
Ou Limei	100	*	100	0	*
Xie Shiyang	100	*	100	0	*
Cai Xiuying	100	*	100	0	*
TOTALS	1,008,500	100%	504,250	504,250	50%

* Less than 1%.

(1)	Percentage calculated on the basis of 1,008,500 shares of common stock outstanding on September 12, 2011.

(2)

Percentage calculated on the basis of 1,008,500 shares of common stock outstanding upon the completion of this offering and assumes the sale of all shares of common stock registered pursuant to this prospectus, although the Selling Stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)	Xie Le Shan, our sole officer and director, has voting and investment control over shares held by this entity.

LEGAL MATTERS

Richardson & Patel LLP will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Paritz & Company P.A., an independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at May 31, 2011 and 2010 and for the years then ended that appear in the prospectus.  Such financial statements are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

ELITE TALENT CONSULTING CORP.

INDEX TO FINANCIAL STATEMENTS

Pages
Report of Independent Registered Public Accounting Firm	31

Balance Sheets as of May 31, 2011 and 2010	32

Statement of Operations for the Year Ended May 31, 2011, the Period from August 14, 2009 (Inception) to May 31, 2010 and the Cumulative Period from August 14, 2009 (Inception) to May 31, 2011	33

Statement of Cash Flows for the Year Ended May3 1, 2011, the Period from August 14, 2009 (Inception) to May 31, 2010 and the Cumulative Period from August 14, 2009 (Inception) to May 31, 2011	34

Statement of Stockholder’s Deficit from August 14, 2009 (Inception) to May 31, 2011	35

Notes to Financial Statements	36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

China Transportation Acquisition Corp

(A Development Stage Company)

Guangzhou, China

We have audited the accompanying balance sheets of China Transportation Acquisition Corp (A Development Stage Company) as of May 31, 2011 and 2010, and the related statements of operations, changes in stockholder’s deficit and cash flows for the year ended May 31, 2011, the period from inception (August 14, 2009) to May 31, 2010 and the period from inception (August 14, 2009) to May 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown on the accompanying balance sheets, at May 31, 2011 the Company’s liabilities exceeded its current assets by $36,850 and the Company has not generated any revenues from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Transportation Acquisition Corp (A Development Stage Company) as of May 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended May 31, 2011, the period from inception (August 14, 2009) to May 31, 2010, and the period from inception (August 14, 2009) to May 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

July 22, 2011

China Transportation Acquisition Corp.

(A Development Stage Company)

BALANCE SHEETS

	May 31, 2011	May 31, 2010

ASSETS
Current Assets	$ 0	$ 0
Total Assets	$ 0	$ 0
LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current Liabilities
Other payables	$ 36,850	$ 9,192
Total Liabilities	36,850	9,192
Stockholder's Deficit
Preferred Stock- $0.0001 par value; 10,000,000 authorized shares; 0 shares outstanding	0	0
Common Stock- $0.0001 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding	100	100
Additional Paid-in capital	24,900	24,900
Subscription Receivable	(25,000)	(25,000)
Deficit accumulated during development stage	(36,850)	(9,192)
Total Stockholder's Deficit	(36,850)	(9,192)
Total Liabilities and Stockholder's Deficit	$ 0	$ 0

See accompanying notes to financial statements.

China Transportation Acquisition Corp.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	Year Ended May 31, 2011	Period from August 14, 2009 (inception) to May 31, 2010	Cumulative from August 14, 2009 (inception) to May 31, 2011
Expenses
General and administrative expenses	$ 27,658	$ 9,192	$ 36,850
Total expenses	27,658	9,192	36,850
Net Loss	$ (27,658)	$ (9,192)	$ (36,850)
Basic and diluted net loss per share	$ (0.03)	$ (0.01)	$ -
Weighted-Average
Common Shares	1,000,000	648,276	-
Outstanding

See accompanying notes to financial statements.

China Transportation Acquisition Corp.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2011	Period from August 14, 2009 (inception) to May 31, 2010	Cumulative from August 14, 2009 (inception) to May 31, 2011
Cash Flows from Operating Activities:
Net loss	$ (27,658)	$ (9,192)	$ (36,850)
Adjustments to reconcile net loss to net cash from operating activities:
Other payables	27,658	9,192	36,850
Net Cash provided by Operating Activities	0	0	0

Net Change in Cash	0	0	0
Cash at Beginning of Period	0	0	0
Cash at End of Period	$ 0	$ 0	$ 0

   Supplemental disclosures of cash flow information:

   Non-cash financing activities:

   Subscription receivable for issuance of common stock      $25,000                  $   25,000

See accompanying notes to financial statements.

China Transportation Acquisition Corp.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the period from August 14, 2009 (inception) to May 31, 2011

	Common Stock
	Shares	Amount	Additional Paid- in Capital	Subscription Receivable	Accumulated Deficit	Total Stockholder's Deficit
Stockholder's Deficiency
Balance at Aug. 14, 2009	0	$ 0	$ 0	$ 0	$ 0	$ 0
Issuance of common stock	1,000,000	100	24,900	$ (25,000)	0	0
Net loss					(9,192)	(9,192)

Balance at May 31, 2010	1,000,000	100	24,900	(25,000)	(9,192)	(9,192)
Net Loss					(27,658)	(27,658)
Balance at May 31, 2011	1,000,000	$ 100	$ 24,900	$ (25,000)	$ (36,850)	$ (36,850)

See accompanying notes to financial statements.

China Transportation Acquisition Corp.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

May 31, 2011

All amounts in US Dollar unless otherwise indicated

1.

ORGANIZATIONS AND DESCRIPTION OF BUSINESS

China Transportation Acquisition Corp. (“the Company”) was incorporated in the State of Delaware on August 14, 2009.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination. The business purpose of the Company is to seek the acquisition of, or merger with, an operating company.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company is a development stage enterprise with minimal operating history.  It has not yet been able to develop and execute its business plan. The Company has no significant assets to sustain expenses until the consummation of a merger or other business combination with a private company. The Company may not be able to identify a suitable business opportunity or consummate a business combination, and any such business may not be profitable at the time of its acquisition by us or ever. This raises substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is considered to be in the development stage as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-10-05. This standard requires companies to report their operations, shareholders equity and cash flows from inception through the reporting date. The Company will continue to be reported as a development stage entity until, among other factors, revenues are generated from management’s intended operations. Management has provided financial data since inception (August 14, 2009).

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

Start-up costs, including organization costs, are expensed as incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Net Loss Per Share

Basic and diluted loss per common share is computed on the basis of the weighted-average number of common shares outstanding during the period.  There were no potentially issuable common stock equivalents outstanding at the balance sheet dates.

Fair Value of Financial Instruments

The Company follows the provisions of ASC 820-10, “Fair Value Measurements and Disclosures”, which establishes a single authoritative definition of fair value and a framework for measuring fair value and expands disclosure of fair value measurements for both financial and nonfinancial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The carrying amounts reported in the financial statements for current liabilities approximate fair value due to the short-term nature of these financial instruments.

3.

INCOME TAX

	May 31, 2011	May 31, 2010
Deferred tax assets consist of:
Net operating loss carry forward	$ 1,214	$ 81
Start-up costs capitalized for tax purposes	4,314	1,298
Gross deferred tax assets	5,528	1,379
Valuation allowance	$ (5,528)	$ (1,379)
Net deferred tax assets	$ 0	$ 0

No provision for income taxes has been made for the year ended May 31, 2011 and the period from inception (August 14, 2009) to May 31, 2010 due to the company providing a full valuation allowance of the losses sustained for the periods.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the deferred tax assets because it is more likely than not that the deferred tax assets will not be realized.

As of May 31, 2011, the Company had approximately $8,000 of net operating loss carry forwards (“NOL”) for income tax purposes available to offset future federal income tax. The NOL’s may be subject to limitations under Internal Revenue Code 382 should there be a greater than 50% ownership change as determined under the regulations.

4.

STOCKHOLDERS’ DEFICIENCY

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock. These shares are divided into two classes with 100,000,000 shares designated as common stock at $0.0001 par value and 10,000,000 shares designated as preferred stock at $0.0001 par value. The board of directors is authorized to designate one or more series within the class of common shares and to designate relative preferences, limitations and rights.

On November 24, 2009, the Company issued 1,000,000 shares of common stock ( par value $0.0001 per share) to Elite Talent Limited for an aggregate purchase price of $25,000 which has not yet been paid.

5.     OTHER PAYABLES

Other payables represent professional fees and expenses paid on behalf of the Company by Guangdong Wealth Guarantee Co, Ltd. (Guangdong Wealth) and Guangdong Small and Medium Sized Enterprise Financial Promotion Association (Guangdong SME), a government sponsored not-for-profit organization.  Both of them seek to assist small and medium sized business in China going public.  Guangdong Wealth is a member of Guangdong SME.  The amount is non interest bearing.  There is no agreement in effect.  The Company has verbally agreed to repay the amount due when sufficient cash is available.

6.

SUBSEQUENT EVENT

On June 15, 2011, the Company sold an aggregate 8,500 shares of its common stock to 40 individual investors for total $25,500. As a post-closing deliverable, each investor must deliver to the Company his or her purchase price by August 14, 2011, and the Company will deliver a stock certificate representing the purchased shares as soon as practical.

504,250 Shares

Common Stock

PROSPECTUS

__________, 2011

Dealer Prospectus Delivery Obligation

Until [*], 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that which is set forth in this prospectus.  We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.  Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement.  All amounts are estimates except the SEC registration fee.  The total expenses for this offering, borne solely by the registrant, are estimated to be approximately $15,176, including:

SEC registration fee	$176
Legal fees and expenses	$15,000
Accounting fees and expenses	$0
Miscellaneous expenses	$0
Total	$15,176

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation provides that we must indemnify our officers, directors, and certain others to the fullest extent permitted by the General Corporation Law of Delaware (“DGCL”).  Section 145 of the DGCL provides that we, as a Delaware corporation, are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the Company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates personal liability of our directors to the Company or our stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in Section 102(b) (7) of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On November 24, 2009, we sold 1,000,000 shares of common stock to Elite Talent Limited, an entity formed in the Cayman Islands, for an aggregate purchase price of $25,000 that has yet to be paid by the purchaser.  We sold these shares under the exemption from registration provided by Section 4(2) of the Securities Act.

On June 15, 2011, we sold an aggregate 8,500 shares of common stock to 40 individual investors.  The sale of the shares was exempt from registration under the Securities Act pursuant to Regulation S.  We made this determination based on representations made by each investor that, among other things, he is a “non U.S.-Person,” as defined in Rule 902 of Regulation S, he acquired the shares for investment purposes only and not with a view to distribute, he did not acquire the shares as a result of any form of general solicitation or advertising, and he is outside the United States when he received and executed the related Subscription Agreement.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1:

Exhibit
Number	Exhibit Description
3.1	Certificate of Incorporation *
3.2	Bylaws (1)
5.1	Opinion of Richardson & Patel LLP **
10.1	Form of Common Stock Purchase Agreement (1)
10.2	Common Stock Purchase Agreement by and between the Company and Elite Talent Limited (2)
10.3	Form of Subscription Agreement (3)
10.4	Form of Marketing Consulting Agreement (4)
23.1	Consent of Richardson & Patel LLP (included in Exhibit 5.1)
23.2	Consent of Paritz & Company, P.A. *

 * Filed herewith.

** To be filed by amendment.

(1)

Filed on July 29, 2010 as an exhibit to our Registration Statement on Form 10, and incorporated herein by reference.

(2)

Filed on October 27, 2010 as an exhibit to Amendment No. 1 to our Registration Statement on Form 10/A, and incorporated herein by reference.

(3)

Filed on June 21, 2011 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.

(4)

Filed on September 6, 2011 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Guangzhou, China, on September 12, 2011.

ELITE TALENT CONSULTING CORP.

By:	/s/ Xie Le Shan
Xie Le Shan
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 12, 2011	By:	/s/ Xie Le Shan
Xie Le Shan (principal executive officer, principal financial officer, principal accounting officer, and sole director)